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                                                                       EXHIBIT 1


                         ANNUAL SERVICER'S CERTIFICATE


                               FCC NATIONAL BANK

                          __________________________

                         FIRST CHICAGO MASTER TRUST II

                          __________________________


     The undersigned, duly authorized representatives of FCC National Bank ("FCCNB"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of June 1, 1990 by and between FCCNB, as Seller and Servicer, and Norwest Bank Minnesota, National Association, as Trustee, do hereby certify that:

          1. FCCNB is, as of the date hereof, both the Seller and the Servicer under the Pooling and Servicing Agreement.

          2. The undersigned are duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

          3. A review of the activities of the Servicer during the calendar year ended December 31, 1996 and of its performance under the Pooling and Servicing Agreement was conducted under our supervision.

          4. Based on such review, the Servicer has, to the best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement known to us to have been made by the Servicer noted during the year ended December 31, 1996, which sets forth in detail the (i) nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each default:
     None.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 25th day of March, 1997.


                                                      /s/ Michael J. Sheahan
                                                  By:___________________________
                                                  Name:   Michael J. Sheahan
                                                  Title:  Vice President


                                                      /s/ Sharon A. Renchof
                                                  By:___________________________
                                                  Name:   Sharon A. Renchof
                                                  Title:  Assistant Secretary